UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 26, 2014

TAUBMAN CENTERS, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan
(State of Other Jurisdiction of Incorporation)

	1-11530	38-2033632
	(Commission File Number)	(I.R.S. Employer Identification No.)

	200 East Long Lake Road, Suite 300, Bloomfield Hills, Michigan	48304-2324
	(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 258-6800

None
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    OTHER EVENTS.

On August 26, 2014, Taubman Asia, a subsidiary of Taubman Centers, Inc., issued a press release announcing it has increased its ownership interest in the Hanam Union Square shopping center project. In the new ownership structure, Taubman Asia has partnered with a major institution in Asia to acquire an additional 19 percent stake from Shinsegae Group. This partnership now has a 49 percent ownership interest.

The new institutional partner owns 14.7 percent of the project, bringing Taubman Asia’s effective ownership to 34.3 percent, an increase from Taubman Asia’s previous 30 percent share.

A copy of the press release is attached as Exhibit 99.1 to this report.

Item 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits

Exhibit	Description
99.1	Press Release, dated August 26, 2014, entitled “Taubman Asia Announces Additional Partner and Ownership Increase in Hanam Union Square, South Korea”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2014	TAUBMAN CENTERS, INC.

	By:	/s/ Lisa A. Payne
Lisa A. Payne
Vice Chairman and Chief Financial Officer

EXHIBITS

Exhibit	Description
99.1	Press Release, dated August 26, 2014, entitled “Taubman Asia Announces Additional Partner and Ownership Increase in Hanam Union Square, South Korea”